SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Rule 14a-11(c) or 14a-12

                               WESTWOOD ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11; Set forth the amount on which the filing fee is calculated and state how it was determined:
     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------

     5)   Total Fee Paid:
     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------

     3)   Filing Party:
     ---------------------------------------------------------------------------

     4)   Date Filed:
     ---------------------------------------------------------------------------

                                  WESTWOOD ONE



Dear Shareholders:

     Enclosed with this letter is a Proxy Statement and proxy card for the Annual Meeting of Shareholders of Westwood One, Inc. (the "Company") to be held on May 19, 2005 at 10:00 a.m., Pacific Time, in the Salon Royal II Meeting Room of the Wyndham Bel Age, 1020 North San Vicente Boulevard, West Hollywood, California 90069. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which report contains consolidated financial statements and other information of interest with respect to the Company and its shareholders is also included with this mailing.

     The purpose of the Annual Meeting is to elect four directors, to ratify the appointment of the Company's independent accountants, to approve the 2005 Equity Compensation Plan and to conduct such other business as may properly come before the meeting. At the Annual Meeting, the holders of Common Stock, voting alone, will elect two independent members of the Company's Board of Directors. Holders of Common Stock and Class B Stock, voting together, will elect two non-independent members of the Company's Board of Directors, ratify the appointment of the Company's independent accountants, and conduct such other business as may properly come before the meeting

     IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

     We appreciate your continued support.

                                                        Sincerely,

                                                        WESTWOOD ONE, INC.



                                                        /S/ NORMAN J. PATTIZ
                                                        --------------------
                                                        Norman J. Pattiz
                                                        Chairman of the Board


April 29, 2005

                                  WESTWOOD ONE
                         40 West 57th Street, 5th Floor
                               New York, NY 10019


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 19, 2005

To Our Shareholders:

     The Annual Meeting of the Shareholders of Westwood One, Inc. (the "Company") will be held in the Salon Royal II Meeting Room of the Wyndham Bel Age, 1020 North San Vicente Boulevard, West Hollywood, California 90069 on May 19, 2005 at 10:00 a.m., Pacific Time for the following purposes:

     (1)  To elect four members of the Company's Board of Directors;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2005;

     (3)  To approve the 2005 Equity Compensation Plan; and

     (4) To consider and act upon such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 19, 2005 will be entitled to notice of and to vote at the Annual Meeting, and a list of such shareholders will be available for examination during ordinary business hours at least ten days prior to the Annual Meeting by any shareholder, for any purpose germane to the Annual Meeting, at the Company's offices at 9540 Washington Boulevard, Culver City, California 90232 (telephone [310] 204-5000).

     Whether or not you intend to be present at the meeting, please mark, date, sign and mail the enclosed proxy in the provided postage-paid envelope as promptly as possible. You are cordially invited to attend the Annual Meeting and your proxy will be revoked if you are present and vote in person.

                                              By Order of the Board of Directors




                                              /S/ DAVID HILLMAN
                                              -----------------
                                              David Hillman
                                              Assistant Secretary

Apri1 29, 2005

                                  WESTWOOD ONE

                               40 West 57th Street
                               New York, NY 10019
                            -------------------------
                                 Proxy Statement
                            -------------------------

                                     GENERAL

     This proxy statement (first mailed to shareholders on or about April 29, 2005) is furnished in connection with the solicitation of proxies by Westwood One, Inc., a Delaware corporation (the "Company" or "Westwood"), for use at the Annual Meeting of Shareholders of the Company to be held on May 19, 2005 at 10:00 a.m., Pacific Time, in the Salon Royal II Meeting Room of the Wyndham Bel Age, 1020 North San Vicente Boulevard, West Hollywood, California 90069, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2004, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material.
                                ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders accompanying this proxy statement, including the election of directors, the ratification of the selection of the Company's independent accountants, approval of the 2005 Equity Compensation Plan and such other business as may properly come before the meeting. In addition, management will report on the performance of the Company during 2004 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

     Only shareholders of record at the close of business on April 19, 2005, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. As of the record date, there were 92,333,315 shares of Common Stock of the Company ("Common Stock") outstanding, excluding treasury shares, and 291,796 shares of Class B Stock of the Company ("Class B Stock") outstanding.

What are the voting rights of holders of the Company's Common Stock and Class B Stock?

     Under the Company's certificate of incorporation, each holder of outstanding Common Stock is entitled to cast one (1) vote for each share of Common Stock held by such holder and each holder of Class B Stock is entitled to cast fifty (50) votes for each share of Class B Stock held by such holder. Only the Common Stock is publicly traded.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to gain entrance.

What constitutes a quorum?

     With respect to the election of the directors to be elected by the holders of the Common Stock voting alone, the presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of Common Stock outstanding on the record date and the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock and the Class B Stock outstanding on the record date will constitute a quorum, permitting the holders of Common Stock to take action on that matter. With respect to all other matters to be voted on at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock and the Class B Stock outstanding on the record date will constitute a quorum, permitting the shareholders to take action on those matters.

     Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

     If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of the Company (the "Board" or the "Board of Directors"). The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o    FOR the election of the nominated directors;

     o FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2005; and

     o    FOR the approval of the 2005 Equity Compensation Plan.

     Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.

What vote is required to approve each item?

     With respect to each matter to be voted on, the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting will be required to approve each such matter. Other than with respect to the election of Mr. Greenberg and Mr. Herdman, the Common Stock and the Class B Stock vote together as a class on all matters proposed. With respect to the election of Mr. Greenberg and Mr. Herdman, the Common Stock votes separately as a class and the Class B Stock is not entitled to vote. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

What is beneficial ownership?

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

How much stock do the Company's largest shareholders and directors and executive officers own?

     The following table shows the amount of the Common Stock and Class B Stock beneficially owned (unless otherwise indicated) by our largest shareholders (those who own more than 5% of the outstanding class of shares), our directors, the executive officers named in the Executive Compensation Summary Table below and those directors and executive officers as a group. Except as otherwise indicated, all information is as of April 19, 2005. At April 19, 2005, there were 92,333,315 shares of Common Stock outstanding and 291,796 shares of Class B Stock outstanding.

                                                          Aggregate  Number  of Shares  Beneficially Owned  (1)
                                                          -----------------------------------------------------
                                                              Common Stock                       Class B Stock
                                                      --------------------------------------------------------------
                                                        Number            Percent          Number            Percent
                                                        ------            -------          ------            -------
Infinity Network, Inc., a subsidiary of
  Infinity Broadcasting Corporation (2)               16,000,000(3)       17.3%              -                 -
  40 West 57th Street
  New York, NY  10019
Goldman Sachs Asset Management (2)                     8,239,763(5)        8.9%              -                 -
  One New York Plaza
  New York, NY  10004Massachusetts
Lazard Asset Management LLC (2)                        6,117,583(6)        6.6%              -                 -
  30 Rockefeller Plaza
  New York, NY  10112
AXA Financial, Inc. (2)                                6,084,237(7)        6.6%              -                 -
  1290 Avenue of the Americas
  New York, NY  10104
Massachusetts Financial Services Company (2)           5,115,940(8)        5.5%              -                 -
  500 Boylston Street, 15th Floor
  Boston, MA 02116
Norman J. Pattiz (3)                                     772,000(9)         *             291,710            99.9%
  9540 Washington Blvd.
  Culver City, CA  90232
Shane Coppola                                            280,000(10)        *                -                 -
David L. Dennis                                          183,210(11)        *                -                 -
Gerald Greenberg                                          35,000(10)        *                -                 -
Robert K. Herdman                                          4,000(10)        *                -                 -



Joel Hollander                                           351,200(12)        *                -                 -
Dennis F. Holt                                            84,000(13)        *                -                 -
Maria D. Hummer                                           39,000(14)        *                -                 -
Leslie Moonves                                              -               -                -                 -
Steven A. Lerman                                          74,000(10)        *                -                 -
George L. Miles, Jr.                                      10,000(10)        *                -                 -
Joseph B. Smith                                            62,000(13)       *                -                 -
Farid Suleman                                           1,362,000(15)      1.5%              -                 -
Charles I. Bortnick                                       215,000(10)       *                -                 -
Peter Kosann                                              127,000(10)       *                -                 -
Andrew Zaref                                               10,000(10)       *                -                 -
All Current Directors and Executive                     3,608,410(16)      3.9%            291,710            99.9%
  Officers as a Group (15 persons)


---------------------


* Represents less than one percent (1%) of the Company's outstanding shares of Common Stock.

(1) The persons in the table have sole voting and investment power with respects to all shares of Common Stock and Class B Stock, unless otherwise indicated.
(2) Tabular information and footnotes 5, 6, 7, 8 and 9 are based on information contained in the most recent Schedule 13D/13G filings and other information made available to the Company.
(3) These shares are owned by Infinity Network, Inc., a wholly-owned subsidiary of Infinity Media Corporation, which in turn is a wholly-owned subsidiary of Infinity Broadcasting Corporation ("Infinity"), a wholly-owned subsidiary of Viacom Inc. ("Viacom"), but may also be deemed to be beneficially owned by: (a) NAIRI, Inc. ("NAIRI"), which owns approximately 71% of Viacom's voting stock, (b) NAIRI's parent corporation, National Amusements, Inc. ("NAI"), and (c) Sumner M. Redstone, who is the controlling shareholder of NAI.
(4) Mr. Pattiz owns Common Stock and Class B Stock representing approximately 16.6% of the total voting power of the Company.
(5) As of December 31, 2004, Goldman Sachs Asset Management has sole voting power with respect to 6,425,130 shares, shared voting power with respect to 635,743 shares, sole dispositive power with respect to 7,604,020 shares and shared dispositive power with respect to 635,743 shares.
(6) As of December 31, 2004, Lazard Asset Management LLC has sole voting power with respect to 5,275,745 shares and sole dispositive power with respect to 6,117,583 shares.
(7) As of December 31, 2004, AXA Financial Inc. has sole voting power with respect to 1,972,069 shares, shared voting power with respect to 3,899,050 shares and sole dispositive power with respect to 6,084,237 shares.
(8) As of December 31, 2004, Massachusetts Financial Services Company has sole voting power with respect to 5,015,210 shares and sole dispositive power with respect to 5,115,940.
(9) Includes stock options for 322,000 shares granted under the Company 1999 Stock Incentive Plan (the "1999 Plan").
(10) Represents stock options granted under the 1999 Plan.
(11) Includes stock options for 134,000 shares granted under the Company 1989 Stock Incentive Plan (the "1989 Plan") and the 1999 Plan (collectively, the "Stock Incentive Plans").
(12) Includes stock options for 322,000 shares granted under the 1999 Plan.
(13) Represents stock options granted under the Stock Incentive Plans.
(14) Includes stock options for 34,000 shares granted under the 1999 Plan.
(15) Includes stock options for 1,262,000 shares granted under the Stock Incentive Plans.
(16) Includes stock options for 2,985,000 shares granted under the Stock Incentive Plans.

How is the Board of Directors structured and what are their terms?

     The Board of Directors is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms are staggered. The Board of Directors currently is comprised of thirteen individuals. Only one class of directors is elected at each annual meeting. At least 33 1/3% of directors must be independent outside directors. Such independent directors are elected by holders of Common Stock voting alone as a class. Pursuant to the Company's certificate of incorporation, holders of Common Stock, voting alone, have the right to elect 20% of the Board of Directors, which is currently three directors. At least one of the independent directors will be elected each year, as set forth below. The remaining members of the Board are elected by all shareholders voting together as a single class.

How many Board members are Independent under the listing standards of the New York Stock Exchange?

     Pursuant to our Corporate Governance Guidelines, a copy of which is available on our website (www.westwoodone.com - under the caption "Investor Relations"), the Board of Directors is required to affirmatively determine that a majority of the directors is independent under the listing standards of the New York Stock Exchange (the "NYSE"). In accordance with the Guidelines, the Board of Directors undertakes an annual review of director independence. During this review, the Board considers all transactions and relationships between each director or any member of his immediate family and the Company and its affiliates. The purpose of this review is to determine whether any such relationships or transactions is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board has not adopted any "categorical standards" for assessing independence, preferring instead to consider and disclose existing relationships with the non-management directors and the Company. The Board observes all criteria for independence established by the NYSE and other governing laws and regulations.

     As a result of this review, the Board of Directors affirmatively determined that seven directors, representing a majority of the Board members, are "independent" under the listing standards of the NYSE. The independent directors are Messrs. Dennis, Greenberg, Herdman, Holt, Miles and Smith and Ms. Hummer. In determining that these seven directors are independent, the Board reviewed the NYSE corporate governance rules and also determined that the following relationship is not a material relationship and therefore does not affect the independence determination: Mr. Holt has been the Chairman, Chief Executive Officer and owner (along with his spouse) of U.S. International Media LLC and Chairman, Chief Executive Officer and owner (along with his spouse) of Patriot Communications LLC, which purchased approximately $89,983 and $183,900, respectively, of advertising time from the Company on behalf of its clients for 2004. The Board determined that this relationship is not material based upon the fact that the value of the advertising time purchased is immaterial financially to either the Company, on the one hand, or U.S. International Media LLC and Patriot Communications LLC (either combined or separately), on the other hand.

How does the Board select nominees for the Board?

     The Nominating and Governance Committee, which consists solely of independent directors, considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Nominating and Governance Committee in writing and include supporting materials the shareholder considers relevant to the potential candidate's qualifications.

     Once a prospective nominee has been identified, the Nominating and Governance Committee, either with or without Board input, determines whether to conduct a full evaluation of the candidate. The preliminary determination is primarily based on the need for additional Board members to fill vacancies or to expand the size of the Board as well as a result of its review of the composition of the Board in light of the characteristics of independence, diversity, age, skills, experience, availability of service to Westwood One and other Board needs, including but not limited to audit committee financial expertise. After completing their evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to who should be nominated and the Board determines the nominee.

Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?

     The continuing directors and nominees for director of the Company are:

                                                                                             Committee Assignments
                                                                                 ----------------------------------------------

                                                                                                                   Nominating
                                                  Director             Term        Audit         Compensation     and Governance
         Name                              Age     Since     Class   Expires     Committee        Committee          Committee
         ----                              ---    --------   -----   -------     ---------       ------------     --------------
Norman J. Pattiz                           62       1974       I       2007
Leslie Moonves                             55       2004       I       2007
Joseph B. Smith (Independent)              77       1994       I       2007          *               *
Dennis F. Holt (Independent)               68       1999       I       2007                                            *
Shane Coppola                              39       2003       I       2007
Farid Suleman                              53       1994       II      2006
David L. Dennis (Independent)              56       1994       II      2006          **              *                 *
Maria D. Hummer  (Independent)             60       2000       II      2006                                            *
George L. Miles, Jr. (Independent)         63       2002       II      2006          *
Gerald Greenberg   (Independent)           62       1994      III      2005                          **                *
Steven A. Lerman                           58       1995      III      2005
Joel Hollander                             49       1999      III      2005
Robert K. Herdman (Independent)            56       2003      III      2005          *                                 **

        *Member
      **Chair

     The principal occupations of the four director nominees (Messrs. Greenberg, Lerman, Hollander and Herdman) and each of the other nine continuing directors are as follows:

     Mr. Greenberg - has been a director of the Company since May 24, 1994. Since February 2001, Mr. Greenberg has been President of Mirage Music Entertainment, a company which owns the Mirage Record label. From April 1993 to January 2001, Mr. Greenberg served as President of MJJ Music, a Michael Jackson/Sony owned record label.

     Mr. Lerman - has been a director of the Company since April 19, 1995. Since 1986, Mr. Lerman has been a member of the Washington, D.C. law firm of Leventhal, Senter and Lerman, PLLC and is currently the manager of that firm. Mr. Lerman, while not an employee of Infinity, serves as the General Counsel of Infinity. Mr. Lerman was a director of Infinity from February 1992 through December 1996. Mr. Lerman is a member of the Board of Directors and the Vice President-Development of the Mid-Atlantic Regional Advisory Board of the University of Pennsylvania. Mr. Lerman is also a member of the University Committee for Undergraduate Financial Aid of the University of Pennsylvania.

     Mr. Hollander - has been a director of the Company since September 22, 1999. Mr. Hollander has been the Chairman and Chief Executive Officer of Infinity since January 2005. Mr. Hollander was the Chief Operating Officer of Infinity from June 2003 to December 2004. Mr. Hollander was the Company's President and Chief Executive Officer from October 1998 to June 2003. Mr. Hollander was Vice President and General Manager of Infinity's New York radio station WFAN from April 1992 to October 1998. Mr. Hollander is Chairman of the CJ Foundation for SIDS and a member of the Board of Directors of Tomorrow's Childrens Fund.

     Mr. Herdman - was appointed to the Board of Directors of the Company on October 1, 2003. Mr. Herdman has been a Managing Director of Kalorama Partners LLC (a Washington, D.C. consulting firm) since June 2003. Mr. Herdman was the Chief Accountant of the U.S. Securities and Exchange Commission ("SEC") from October 2001 until November 2002. Mr. Herdman was a Vice Chairman of Ernst & Young LLP ("E&Y") from 1989 through September 2001, and was E&Y's senior technical partner. Mr. Herdman was on the AICPA's SEC Practice Section Executive Committee from 1995- 2001 and was a member of the AICPA's Board of Directors from 2001 - 2002. Mr. Herdman is a director and chairs the Audit Committees of HSBC Finance Corporation (formerly Household International, Inc.) and of HSBC North American Holdings, Inc. and is a member of the Board of Advisors of EPG, Inc., a family-owned business in Aurora, Ohio and of Stadia Capital LLC, a New York hedge fund.

     Mr. Pattiz - founded the Company in 1974 and has held the position of Chairman of the Board since that time. He was also the Company's Chief Executive Officer until February 3, 1994. In May of 2000, Mr. Pattiz was appointed by President Clinton and reappointed in 2002 by President Bush to serve on the Broadcasting Board of Governors of the United States of America, which oversees all U.S. non-military international broadcast services. Mr. Pattiz was responsible for conceiving and launching Radio Sawa and Alhurra Television, the U.S. Government's Arabic-language radio and TV services to the 22 countries of the Middle East. Mr. Pattiz serves as a Regent of the University of California. He also serves on the Board of the Annenberg School of Communication at the University of Southern California, the Board of Trustees of the Museum of Television & Radio and is past president of the Broadcast Education Association. He is a member of the Council on Foreign Relations and the Pacific Council on International Policy.

     Mr. Moonves - has been a director of the Company since October 5, 2004. Mr. Moonves has been Co-President and Co-Chief Operating Officer of Viacom since June 2004, overseeing all of Viacom's domestic and international broadcast television operations, its radio division and its outdoor advertising operations. In addition, Mr. Moonves continues to serve as Chairman of CBS. He was promoted to Chairman and Chief Executive Officer of CBS in 2003, and prior to that, was President and Chief Executive Officer, CBS Television, a position he was elevated to in April 1998. He joined CBS in July 1995 as President of CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television from July 1993.

     Mr. Smith - has been a director of the Company since May 24, 1994. He was previously a director of the Company from February 1984 until February 3, 1994. Since April 1993, Mr. Smith has been the President of Unison Productions, Inc., through which he serves as an industry consultant involved in a number of projects in the entertainment business.

     Mr. Holt - has been a Director of the Company since September 22, 1999. Mr. Holt was a director of Metro Networks, Inc. from October 1996 through September 22, 1999. Mr. Holt has been the Chairman and Chief Executive Officer of Patriot Communications LLC since March 1999. Patriot Communications LLC is one of the largest telecommunications service bureaus in the United States. Mr. Holt was also the Chairman and Founder of Initiative Media (formerly Western International Media Corporation) since from the Company's founding in 1970 through January 2002. In March 2004, Mr. Holt founded US International Media, a media buying service. Mr. Holt is a director of United Online (a member of its Compensation Committee); USC Annenberg School for Communication; USC School of Policy, Planning and Development; St. John's Hospital; and the Los Angeles Police Foundation. Mr. Holt also serves as a member of Skull and Dagger, the Silver Shield Foundation and the SKIRBALL Cultural Center. Mr. Holt is an associate of the California Institute of Technology. Mr. Holt was also awarded the Horatio Alger Association award in 1998.

     Mr. Coppola - was appointed to the Board of Directors of the Company on October 1, 2003. Mr. Coppola became President and Chief Executive Officer of Westwood One in May 2003. From May 2002 to May 2003, Mr. Coppola was the Managing Partner of Columbus Capital Partners, LLC, which he founded. From September 1999 to May 2002, Mr. Coppola served as Executive Vice President of the Company's Metro and Shadow Broadcasting operations. From 1992 to September 1999, Mr. Coppola was a Director and Executive Vice President of Metro.

     Mr. Suleman - has been a director of the Company since February 1994 and was the Company's Executive Vice President and Chief Financial Officer from February 1994 to March 2002. Mr. Suleman has been a Special Limited Partner with Forstmann Little & Co. since March 2002 and Chairman of the Board and Chief Executive Officer of Citadel Broadcasting Corp. ("Citadel") since March 2002. He was President and Chief Executive Officer of Infinity from February 2001 to March 2002. He was Executive Vice President, Chief Financial Officer, Treasurer and a director of Infinity from September 1998 to February 2001 when Infinity was acquired by Viacom. Mr. Suleman was named the Senior Vice President, Finance of CBS in August 1998 and Senior Vice President and Chief Financial Officer of the CBS Station Group in June 1997. Mr. Suleman is a director of McLeod USA Incorporated.

     Mr. Dennis - has been a director of the Company since May 24, 1994. Mr. Dennis has been a Managing Director of Pacific Venture Group, a healthcare venture capital firm, since November 2004. Mr. Dennis was a private investor and consultant from December 2002 to November 2004. Mr. Dennis served as Vice Chairman, Office of the President, Chief Corporate Officer and Chief Financial Officer of Tenet Healthcare, a hospital owner and healthcare provider, from March 2000 through November 2002. Mr. Dennis served as Managing Director, Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from April 1989 to February 2000.

     Ms. Hummer - has been a director of the Company since March 29, 2000. Ms. Hummer has been Of Counsel to Manatt, Phelps & Phillips, LLP ("Manatt, Phelps"), a law firm with offices in Los Angeles, Orange County, Palo Alto, Sacramento, New York and Washington D.C., since January 1999. Prior to January 1999, Ms. Hummer was a partner with Manatt, Phelps holding the positions of Chairman of the Management Committee and Co-Managing Partner. Ms. Hummer is currently on the Board of Directors, Los Angeles World Affairs Council; Board of Directors, The Blue Ribbon (a support group of The Music Center of Los Angeles County); Board of Directors, The Music Center of Los Angeles County; Board of Trustees, UCLA/Armand Hammer Museum of Art and Cultural Center; Board of Trustees, Mount St. Mary's College; Board of Directors, Children's Institute International; and Board of Directors, The Regency Club. Ms. Hummer is also a member of The Committee of 200 and the National Women's Forum.

     Mr. Miles - has been a director of the Company since December 9, 2002. Mr. Miles has been President and Chief Executive Officer of WQED Multimedia since 1994. Mr. Miles is a CPA and is on the Board of Directors of WESCO International, Inc. (Chairman of the Governance Committee); Equitable Resources (Chairman of Governance Committee); Harley-Davidson, Inc. (serves on Governance and Audit Committees); Citizen's Financial Group, Inc.; ATS-Chester, Inc.; University of Pittsburgh; Allegheny Conference on Community Development; and the UPMC Health System. Mr. Miles is also on the Pittsburgh Symphony Orchestra Board of Advisers and serves as a director of the Mt. Ararat Community Activity Center's Executive Board.

What committees has the Board established and what are the roles of the Committees?

     The Board of Directors has an Audit Committee, Nominating and Governance Committee and Compensation Committee. The Board has adopted a written charter for each of these committees. The full text of each charter and the Company's Corporate Governance guidelines are available on the Company's website at www.westwoodone.com and are available in print to any shareholder upon request. Committee membership is composed entirely of non-employee, independent members of the Board of Directors. Under their respective Charters, each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.

The Audit Committee

     The current members of the Audit Committee are Messrs. Dennis (Chair), Herdman, Miles and Smith. Pursuant to the Sarbanes-Oxley Act of 2002 (the "Act") and the NYSE listing standards, Messrs. Dennis, Herdman, Miles and Smith meet the requirements of independence proscribed thereunder. In addition, the Board has determined that Messrs. Dennis, Herdman and Miles are "audit committee financial experts" pursuant to the Act and the NYSE listing standards. For further information concerning each of the foregoing members' qualifications as "audit committee financial experts", see "Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?" above.

     The Audit Committee is responsible for, among other things, the appointment, compensation, retention and oversight of the Company's independent auditor; reviewing with the independent auditor the scope of the audit plan and audit fees; and reviewing the Company's financial statements and related disclosures. The Audit Committee meets separately with senior management of the Company, the Company's General Counsel, the Company's director of internal audit and its independent auditor on a regular basis. For additional information on the Audit Committee's role and its oversight of the independent auditor during 2004, see "Report of the Audit Committee". There were eight meetings of the Audit Committee during fiscal 2004.

The Nominating and Governance Committee

     The current members of the Nominating and Governance Committee are Messrs. Herdman (Chair), Dennis, Greenberg, and Holt and Ms. Hummer. Each member of the Nominating and Governance Committee meets the independence requirements of the NYSE. The Nominating and Governance Committee is responsible for overseeing the development and implementation of the Company's policies and practices with regard to corporate governance. The Nominating and Governance Committee is charged with recommending possible qualified candidates to the Board for election as directors of the Company and to recommend a slate of directors that the Board proposes for election by shareholders at the annual meeting. The Nominating and Governance Committee will also consider, at meetings of the Nominating and Governance Committee, those recommendations by shareholders which are submitted, along with biographical and business experience information, to the Nominating and Governance Company at its principal executive office. There were two meetings of the Committee in 2004.

The Compensation Committee

     The current members of the Compensation Committee are Messrs. Greenberg (Chair), Dennis and Smith. Each member of the Compensation Committee meets the independence requirements of the NYSE. The Compensation Committee establishes, oversees and recommends to the Board the implementation of overall compensation policies for senior executive officers as well as for compensation provided to officers pursuant to the Management Agreement and the Chairman of the Board; reviews and approves corporate goals and objectives relative to the compensation of senior executive officers; reviews the results of and procedures for the evaluation of other executive officers by the Chief Executive Officer; at the direction of the Board, establishes compensation for the Company's non-employee directors; and oversees the administration of all qualified and non-qualified employee compensation and benefit plans, including the Stock Incentive Plans There were four meetings of the Compensation Committee in 2004.

     The Board may from time to time, establish or maintain additional committees as necessary or appropriate.

How often did the Board meet during 2004?

     The Board met four times during 2004. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served. The Board also meets in non-management executive sessions and has selected Mr. Herdman as presiding director for the non-management executive sessions. All directors are expected to attend the Company's Annual Meeting of Shareholders, and 11 of the 13 then-current directors were present at the 2004 Annual Meeting of Shareholders. The Company does not have a written policy with regard to attendance of directors at the Annual Meeting of Shareholders.

How are directors compensated?

     Cash Compensation: Directors of the Company who are not officers received $3,750 per meeting attended for their services as directors and $1,875 per meeting attended for their services as committee members. The directors of the Company who served as Chair of the Compensation Committee (Mr. Greenberg), Nomination and Governance Committee (Mr. Herdman) and Audit Committee (Mr. Dennis) received $5,000, $5,000 and $10,000, respectively, for their services as the Chairs of such committees in 2004. For 2005, the Directors of the Company who serve as Chairs of the Compensation Committee, Nomination and Governance Committee and Audit Committee shall receive $7,500, $7,500 and $15,000, respectively, for their services as the Chairs of such committees during 2005. During 2004, Messrs. Dennis, Greenberg, Herdman, Holt, Lerman, Miles, Smith, Suleman and Ms. Hummer received $51,250, $31,250, $38,750, $18,750, $22,500,
$30,000,  $35,625,  $15,000  and  $18,750,  respectively,  in  Board  and  Board
Committee fees. Mr. Moonves has elected not to receive cash compensation for his services as a director.

     Equity Compensation: Under the Company's 1999 Stock Incentive Plan, Directors of the Company who are not officers receive a mandatory grant of stock options to acquire 10,000 shares of Common Stock each year. Each grant is made on the date of the Company's annual shareholder meeting or on the date they are appointed to the Board. Mr. Moonves has elected not to receive mandatory grants of stock options normally provided to non-officer directors. This mandatory grant of stock options shall cease contingent and effective upon the approval of the proposed 2005 Equity Compensation Plan by Company shareholders. Under the terms of the proposed 2005 Equity Compensation Plan, a copy of which appears at the end of this Proxy Statement as Annex A, the Board will determine the terms and conditions of any award of equity compensation to non-employee Directors. The proposed 2005 Equity Compensation Plan does not provide for any mandatory grant of equity compensation to non-employee Directors.

Does the Company have a Code of Ethics?

     Yes. The Company has a Code of Ethics that is applicable to all employees, officers and directors of the Company. In addition to its Code of Ethics, the Company has a Supplemental Code of Ethics for its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Executive Vice President-Finance. Both the Code of Ethics and the Supplemental Code of Ethics are available on the Company's website (www.westwoodone.com).

Shareholder Communications with Directors

     The Board has established a process to receive communications from shareholders by email or regular mail. Shareholders may contact any of the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent by email to
nonmanagdir@westwoodone.com or by regular mail to Westwood One, Inc., 40 West 57th Street, New York, NY 10019, Attention: Non-Management Directors - 15th Floor. The directors' contact information also is available on the Company's website (www.westwoodone.com).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Moonves, Hollander and Coppola are officers or employees of Infinity, which beneficially owns 16.5% of the Common Stock of the Company. Infinity manages the business and operations of the Company pursuant to the terms of a Management Agreement ("Management Agreement"). Through the Management Agreement, Infinity currently provides to the Company the services of a chief executive officer. The Management Agreement was entered into in March 1999 and was subsequently amended to, among other things, extend the Management Agreement until March 31, 2009. Pursuant to the Management Agreement, the Company is obligated to pay to Infinity an annual base fee subject to an annual increase by a percentage amount equal to the increase based on a specified consumer price index. The fee paid to Infinity in 2004 aggregated to $2,959,000. Effective April 1, 2004, the Company became obligated to pay to Infinity an annual base fee in the amount of $3,000,000 subject to an annual increase for each year thereafter by a percentage amount equal to the increase in a specified consumer price index for the prior year.

     In addition, the Company pays to Infinity incentive bonus compensation in an amount equal to 10% of the amount by which the Company's operating cash flow exceeds a target amount for the applicable year, subject to certain adjustments. The Company must also reimburse Infinity for certain out-of-pocket expenses incurred by Infinity in performing the services contemplated by the Management Agreement consistent with past practice. Infinity did not earn an incentive bonus in fiscal 2004. As additional compensation to Infinity under the Management Agreement, Infinity was granted seven warrants to purchase an aggregate 4,500,000 shares of the Company's Common Stock (comprised of two warrants to purchase 1,000,000 Common shares per warrant and five warrants to purchase 500,000 Common shares per warrant). Of the seven warrants issued, the two one million share warrants have an exercise price of $43.11 and $48.36, respectively, and become exercisable if the average price of the Company's Common Stock reaches a price of $64.67 and $77.38, respectively, for at least 20 out of 30 consecutive trading days for any period throughout the ten year term of the warrants.

     The exercise price for each of the five remaining warrants is equal to $38.87, $44.70, $51.40, $59.11 and $67.98, respectively. These warrants each have a term of 10 years and become exercisable on January 2, 2005, 2006, 2007, 2008, and 2009, respectively, subject to a trading price condition. The trading price condition specifies the average price of the Company's Common Stock for each of the 15 trading days prior to January 2 of the applicable year (commencing on January 2, 2005 with respect to the first 500,000 warrant tranche and each January 2 thereafter for each of the remaining four warrants) must be at least equal to both the exercise price of the warrant and 120% of the corresponding prior year 15 day trading average. In the case of the $38.87 warrants, the Company's average stock price for the 15 trading days prior to January 2, 2005 must equal or exceed $40.56 for the warrants to become exercisable. The Company's stock did not equal or exceed $40.56 for the 15 trading days prior to January 2, 2005 and, therefore, the first of the five warrants to purchase 500,000 common shares did not become exercisable and is no longer eligible to become exercisable.

     The Company and Infinity have also entered into a registration rights agreement with respect to the shares of Common Stock issuable upon exercise of the warrants pursuant to which the Company granted to Infinity specified demand and registration rights.

     The Management Agreement provides that all transactions (other than the Management Agreement and Representation Agreement (as described below) to operate the CBS Radio Networks which were ratified by the Company's shareholders) between the Company and Infinity or its affiliates will be on a basis that is at least as favorable to the Company as if the transaction were entered into with an independent third party. In addition, subject to specified exceptions, all agreements between the Company and Infinity or any of its affiliates must be approved by the Company's Board of Directors.

     The Company has a Representation Agreement with Infinity to operate the CBS Radio Networks until March 31, 2009. The Company retains all revenue and is responsible for all expenses of the CBS Radio Networks. In addition, a number of Infinity's radio stations are affiliated with the Company's radio networks and the Company purchases several programs from Infinity. During 2003, the Company incurred expenses aggregating approximately $84,338,000 under the Representation Agreement and for Infinity affiliations and programs.

     Mr. Suleman has been Chairman of the Board and Chief Executive Officer of Citadel since April 2002. Many of the radio stations owned by Citadel have been broadcasting programming produced by the Company both before and after Mr. Suleman became an officer of Citadel. During 2004, the Company paid Citadel owned stations approximately $3,854,000 pursuant to the terms of the stations' affiliation agreements with the Company. In addition, the Company paid $14,000 to Aviation 1 LLC, a company owned by Forstmann Little, for aviation services.

     Mr. Lerman has been a member of the Washington, D.C. law firm of Leventhal, Senter and Lerman, PLLC since 1986. From time to time, the Company engages Leventhal, Senter and Lerman, PLLC in certain matters. The fees associated with those engagements aggregated approximately $26,000 in 2004. In addition, Leventhal, Senter and Lerman PLLC provides services to Infinity and Mr. Lerman serves as Infinity's General Counsel.

     Mr. Holt has been the Chairman and Chief Executive Officer of U.S. International Media LLC since March 2004 and the Chairman and Chief Executive Officer of Patriot Communications LLC since March 1999. Mr. Holt, along with his spouse, owns 100% of Patriot Communications LLC and U.S. International Media LLC. U.S. International Media LLC is a media buying service that purchased approximately $89,983 of advertising time from the Company on behalf of its clients for 2004. Patriot Communications LLC is a provider of telecommunications services that purchased approximately $183,900 of advertising time from the Company on behalf of its clients for 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and more than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from its directors and executive officers, the Company believes that during 2004 its executive officers, directors and more than ten percent beneficial owners complied with all SEC filing requirements applicable to them, with the exception of Messrs. Bortnick, Coppola, Kosann and Zaref, each of whom failed to timely file one report (disclosing a stock option grant on October 5, 2004). These transactions on behalf of the aforementioned have subsequently been reported.

Report of the Audit Committee

     The Audit Committee operates pursuant to its Charter, which was revised and approved by the Board of Directors and is available on the Company's website (www.westwoodone.com). The Charter, which complies with applicable SEC regulations, and NYSE rules, addresses five broad areas of responsibility of the Audit Committee:

     1) Reviewing and discussing the preparation of quarterly and annual financial reports with the Company's management and its independent auditors;
     2) Supervising the relationship between the Company and its independent accountants, including discussing the matters required by SAS 61
          (Codification of Statements on Auditing Standards) with its independent auditors, evaluating the independence of the auditors in accordance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and recommending their appointment or removal and reviewing the scope of their audit and non-audit services and related fees;
     3) Overseeing management's implementation of effective systems of internal controls;
     4)   Reviewing and approving the internal  corporate audit staff functions;
          and
     5) Reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct.

     The Audit Committee or its Chair has reviewed and discussed, with both management and its independent auditors all financial statements prior to their filing with the SEC. Management advised the Audit Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant issues with the Audit Committee. The Audit Committee also held discussions with the Company's independent auditors concerning the matters required to be discussed by SAS 61 (codification of Statements on Auditing Standards AU ss. 380) as may be modified or supplemented.

     The Audit Committee appointed PricewaterhouseCoopers LLP ("PWC") as the Company's independent auditors for the year ended December 31, 2004 and reviewed with the Company's financial managers, the independent auditors and the director of internal audit, PWC's overall audit scopes and plans.

     The Audit Committee also discussed with PWC their independence and received from PWC the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee pre-approved PWC'S audit and audit related fees and has determined that the provision of non-audit services by PWC is compatible with maintaining their independence.

     The Audit Committee also has discussed with the Company's independent auditors, with and without management present, their recommendations regarding the Company's internal accounting controls and the overall quality of the Company's financial reporting and disclosures.

     The Audit Committee frequently met in private session separately with the senior members of the Company, the Company's director of internal audit, the Company's General Counsel and the Company's independent auditors. Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. The Audit Committee also recommended to the Board the approval of the Company's independent auditors for the year ending December 31, 2005.

Fees to Independent Auditors

     The following table presents fees for professional services rendered by PWC for the audit of the Company's financial statements for fiscal 2004 and 2003 as well as fees billed for audit-related services, tax services and all other services rendered by PWC for 2004 and 2003.

     (in thousands)                                        2004           2003
                                                           ----           ----
     (1)  Audit Fees                                       $830           $391
     (2)  Audit-Related Fees (a)                             35            225
     (3)  Tax  Fees                                          -              -
     (4)  All Other Services                                 -              -

     (a) Such services included employee benefit plan audits, audits required by state municipalities, internal control reviews and consultations regarding financial accounting and reporting standards.

     As discussed above, all audit-related services were approved by the Audit Committee, which concluded that the provision of such services by PWC did not impair that firm's independence in the conduct of the audit.

Audit Committee Pre-Approval Policies and Procedures

     All audit and non-audit services provided to the Company by PWC in 2004 were pre-approved by the Audit Committee. Under the Company's pre-approval policies and procedures, the Chair of the Audit Committee is authorized to pre-approve the engagement of PWC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services.

Submitted by the Audit Committee

David L. Dennis, Chair of the Audit Committee
Robert K. Herdman
George L. Miles, Jr.
Joseph B. Smith

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

What are the duties and responsibilities of the Compensation Committee in establishing compensation?

     The Compensation Committee has the following responsibilities pursuant to its Charter (a copy of which is available on the Company's website at www.westwoodone.com):

     -- Establish, oversee and recommend to the Board the implementation of overall compensation policies for senior executive officers as well as for compensation provided to officers pursuant to the Management Agreement and the Chairman of the Board;
     -- Review and approve corporate goals and objectives relative to the compensation of senior executive officers;
     -- Review the results of and procedures for the evaluation of other executive officers by the Chief Executive Officer;
     -- At the direction of the Board, establish compensation for the Company's non-employee directors; and

     -- Oversee the administration of all qualified and non-qualified employee compensation and benefit plans, including Stock Incentive Plans.

     Each of the members of the Compensation Committee is independent with the meaning of the Company's Corporate Governance Guidelines and the listing standards of the NYSE.

     In carrying out its responsibilities, the Compensation Committee is authorized to engage outside advisors to consult with the Committee as it deems appropriate.

What are the objectives of the Company's executive compensation policy?

     The objective of the Company's executive compensation policy is to attract, retain and motivate management in a manner that is in the best interests of the Company's shareholders. To meet that objective, compensation for senior executive Officers and other management is comprised of three components: a base salary, an annual incentive bonus and periodic grants of equity-based awards. The Compensation Committee believes the granting of equity-based awards more closely aligns the interest of executives and management to the interests of the Company's shareholders.

     Tax Deductibility Under Section 162(M). Current U.S. tax law has a $1,000,000 annual tax deduction limit on compensation the Company pays to the Chief Executive Officer ("CEO") and the four other most highly compensated executive officers. The limit does not apply to "performance-based" compensation (as defined under the Internal Revenue Code of 1986, as amended and related regulations (the "Code"). In general, compensation is performance-based only if payment is contingent upon attainment of pre-established objective performance goals that are set by the Compensation Committee. The Compensation Committee may use its discretion to set actual compensation below the maximum amount calculated by application of the Company performance criteria. The Committee's general policy is to structure compensation programs that allow the Company to fully deduct the compensation under Section 162(M) requirements. The Compensation Committee also believes that the Company needs flexibility to meet its incentive and retention objectives, even if the Company may not deduct all of the compensation.

How is the compensation of the Company's Chief Executive Officer determined?

     The services of the Company's CEO are provided by Infinity pursuant to the terms of the Management Agreement, which was approved by the Company's shareholders. In consultation with Infinity, the Compensation Committee determines the base salary and incentive bonus payable to the CEO. Additionally, the Compensation Committee determines the size and frequency of any stock-based compensation provided to the CEO. In making that determination, the Compensation Committee considered past practices, experience and the Company's overall financial performance.

How were the base salaries, bonuses and levels of stock option grants determined for the Chairman of the Board and other executive officers?

Compensation for the Chairman of the Board

     Mr. Pattiz, in his role as Chairman of the Board of Westwood, has continued to emphasize the Company's values and assist the Company in its endeavors throughout 2004. The Board is pleased with Mr. Pattiz' leadership, and accordingly, in 2003 the Compensation Committee together with the full Board extended Mr. Pattiz' existing contract for an additional five (5) years, commencing December 1, 2003 and continuing through November 30, 2008. Mr. Pattiz' base salary is $400,000 per annum. In addition Mr. Pattiz is entitled to a grant of 50,000 stock options per year under the Company's stock option plan.

Compensation of the Other Executive Officers

     Executive officers receive annual compensation (excluding employee benefits), which is comprised of base salary and incentive compensation. Incentive compensation consists of a cash bonus and equity based awards. In awarding compensation, we consider the financial results of the Company and individual managerial performance as well as an individual's performance in achieving strategic business objectives. We believe the compensation of our executives is sufficient to motivate our executives to enable the Company to be competitive to both attract and retain executives, which we believe is critical to the Company's long term success and the creation of shareholder value.

     In determining base salary, we consider an individual's performance, experience and responsibilities. Base salary creates a secure base of cash compensation, which is competitive in the industry. With regard to individual performance, we rely to a large extent on the CEO's evaluation of an individual executive officer's performance. Incentive compensation, consisting of both cash incentives and long-term incentives (equity), reflects overall Company performance and operating group performance, where appropriate. Long-term incentives previously provided in the form of stock options vest over a period of five years. We believe that equity based compensation, the value of which depends on the Company's future performance and stock price, provides a continuous incentive to executive officers and aligns their interests to our shareholders.

Why is the Company proposing to adopt the 2005 Equity Compensation Plan?

     The Company is seeking shareholder approval of the 2005 Plan because the 1999 Plan, while not expiring until March 31, 2009, has only limited shares available under it. As a result, the 2005 Plan will replace the 1999 Plan, subject to the approval of Company shareholders. Upon approval of the 2005 Plan, no additional grants will be made under the 1999 Plan other than shares that become available for issuance if an award granted thereunder expires, is canceled or otherwise terminates without being exercised.

     The purpose of the 2005 Plan is to enable Westwood to offer employees, consultants, officers and non-employee directors equity based and cash awards. The Company believes this will help the Company attract, retain and reward our employees, officers, consultants and non-employee directors, and strengthen the mutuality of interests between such individuals and Westwood's shareholders.

     A complete summary of the material provisions of the 2005 Plan appears later in this proxy statement beginning on page 23 and the text of the 2005 Plan appears at the end of this proxy statement as Annex A.

Summary
-------

     We believe that attracting and retaining talented and motivated executives and employees is important in creating shareholder value. We will continue to evaluate and update our compensation programs and policies to assure that they enable the Company to be competitive and retain the best talent. It is our intention to reward Company employees and keep them performance driven as well as foster equity ownership. We believe our 2004 program met those objectives.

The Compensation Committee

The Compensation Committee consists of the following individuals:

Gerald Greenberg, Chair of the Compensation Committee
David L. Dennis
Joseph B. Smith

Compensation Committee Interlocks and Insider Participation

     As stated above, the Company's Compensation Committee is comprised solely of independent outside directors. The Compensation Committee consists of Mr. Greenberg, Mr. Dennis and Mr. Smith. The Company has no interlocking relationships or other transactions involving any of our Compensation Committee members that are required to be reported pursuant to applicable SEC rules.

                               EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

     Norman J. Pattiz.......   The Company's Chairman of the Board.

     Shane Coppola..........   The Company's CEO and President.

     Charles I. Bortnick....   The Company's Co-Chief Operating Officer.

     Andrew Zaref...........   The Company's Executive Vice President and
                               Chief Financial Officer.

     Peter Kosann...........   The Company's Co-Chief Operating Officer and
                               President, Sales.

     The professional background of the executive officers who are not also directors of the Company follows:

Charles I. Bortnick

     Charles I. Bortnick (age 51) has been Chief Operating Officer one of the Company since August 2002. From September 1999 to July 2002, Mr. Bortnick served as Chief Operating Officer/President of Westwood's Metro Networks/Shadow Broadcasting Services. From 1996 until the Westwood One/Metro Networks merger in September 1999, Mr. Bortnick served as President of Metro Networks. Mr. Bortnick is a board member of the Radio Advertising Bureau and the March of Dimes AIR Awards.

Andrew Zaref

     Andrew Zaref (age 39) serves as the Chief Financial Officer of the Company and is responsible for the Company's financial affairs and shareholder relations activities. Prior to joining the Company in January 2004, Mr. Zaref served as an Audit Partner in the Information, Communications, and Entertainment practice of KPMG LLP. While at KPMG, Mr. Zaref played a key role in advising numerous high profile media and technology clients. Mr. Zaref is a CPA licensed in New York State.

Peter Kosann

     Peter Kosann (age 35) has been President, Sales at Westwood One since May 2003 and Co-Chief Operating Officer since April 2005. Mr. Kosann was the Company's Executive Vice President - Network Advertising Sales from January 2001 to May 2003; Senior Vice President - Affiliate Sales and New Media from December 1999 to January 2001 and Vice President - Affiliate Sales from May 1999 to December 1999. Mr. Kosann was employed by Bloomberg Financial Markets from November 1992 to May 1999 in several media sales and business development capacities.

Employment Agreements

     The Company has a written employment agreement with Mr. Pattiz, effective October 27, 2003, pursuant to which Mr. Pattiz is to serve as Chairman of the Board of the Company for a five-year term ending November 30, 2008 at an annual salary of $400,000. The agreement also provides that Mr. Pattiz will receive an annual stock option grant to acquire 50,000 shares on December 1st of each contract year and provides additional benefits which are standard for executives in the industry. The agreement generally will be terminable by Mr. Pattiz upon ninety days' written notice to the Company; it will be terminable by the Company only in the event of death, permanent and total disability, or for "cause." In the event of permanent and total disability, Mr. Pattiz will receive his base salary for the following twelve months and 75% of his base salary for the remainder of the term of the agreement. In the event of a "change of control," as defined in the agreement, any unvested options granted pursuant to this agreement will become immediately exercisable and Mr. Pattiz will continue to receive any base compensation he would have otherwise been entitled to receive for the remaining term of the agreement. In addition, Mr. Pattiz has full "piggy back registration rights" and limited demand registration rights with respect to any and all of the Common Stock owned by Mr. Pattiz.

     The Company has a written employment agreement with Mr. Bortnick through December 31, 2006, pursuant to which Mr. Bortnick is to serve as the Company's Chief Operating Officer. Mr. Bortnick's agreement provides for an annual salary of $450,000, $475,000 and $500,000, respectively, and a bonus potential of $325,000, $350,000, and $350,000, in 2004, 2005 and 2006, respectively. In addition, the agreement provides additional benefits which are standard for executives in the industry, including participation in the Company's stock option plan. If the agreement is not renewed, Mr. Bortnick is entitled to a payment equivalent to ninety days' base pay. The agreement generally will be terminable by Mr. Bortnick upon ninety days' written notice to the Company; it will be terminable by the Company only in the event of death, permanent and total disability, or for "cause".

     The Company has a written employment agreement with Mr. Zaref effective January 1, 2004, pursuant to which Mr. Zaref is to serve as the Chief Financial Officer for a three-year term ending December 31, 2006 at an initial annual salary of $350,000. Mr. Zaref's salary increases 7% each January 1 during the contract term. In addition to his salary Mr. Zaref is eligible for a potential initial annual bonus of $150,000 and stock option grants as determined by the Compensation Committee of the Board of Directors. In addition, the Agreement provides additional benefits standard for executives in the industry. The
Agreement is terminable by the Company in the event of death, permanent and total disability or for "cause".

     The Company has a written employment agreement with Mr. Kosann, effective May 1, 2003, pursuant to which Mr. Kosann is to serve as the President of Sales for a three-year term ending April 30, 2006 at an initial annual salary of $425,000. Mr. Kosann's annual salary increases 3% each January 1 during the contract term. In addition to his salary, Mr. Kosann is eligible for a potential annual bonus of $575,000 and stock option grants, as determined by the Compensation Committee of the Board of Directors. In addition, the agreement provides additional benefits which are standard for executives in the industry. The agreement generally will be terminable by the Company only in the event of death, permanent and total disability, or for "cause".

                      EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth the compensation received by each of the Company's Chief Executive Officer and each of Company's other executive officers (the "Named Executive Officers") for the years ending December 31, 2004, 2003 and 2002.


                                                                             Annual Compensation
                                  ----------------------------------------------------------------------------------------------
                                                                                               Long-Term
                                                                                             Compensation
                                                                                              Securities
Name and                          Fiscal                                 Other Annual         Underlying          All Other
Principal Position                 Year    Salary ($)   Bonus ($)      Compensation ($)       Options (#)       Compensation ($)
------------------                 ----    ----------   ---------      ----------------       ----------        ----------------
                                                                             (1)

Norman J. Pattiz                  2004      $400,000       --                --                50,000                 --
  Chairman of the Board           2003       492,000       --                --                50,000                 --
                                  2002       500,000       --                --                  --                   --

Shane Coppola (2)                 2004         --           --           $18,000 (3)          175,000                 --
  CEO and President               2003         --           --             6,000 (3)          250,000                 --

Charles I. Bortnick (4)           2004      $459,000     $50,000             --                75,000              $3,000 (7)
  Co-Chief Operating Officer      2003       425,000        --               --                75,000               3,000 (7)
                                  2002       420,000     150,000         $70,000               50,000               2,569 (7)

Andrew Zaref (5)                  2004      $350,000    $150,000             --               125,000                 --
  Chief Financial Officer

Peter Kosann (6)                  2004      $450,000     200,000             --                75,000              3,000 (7)
  Co-Chief Operating Officer      2003       399,000    $ 60,000             --                75,000              3,000 (7)
 and President, Sales

---------------------------------

(1) This column includes the aggregate cost to the Company (if such amount exceeded the lesser of $50,000 or 10% of such officer's salary and bonus) of providing various prerequisites and other personal benefits.
(2) Mr. Coppola assumed his position effective May 14, 2003 pursuant to the terms of the Management Agreement between the Company and Infinity. Except as set forth below, Mr. Coppola does not receive any cash compensation from the Company for serving as its CEO and President and received the following compensation from Infinity for 2003 and 2004: (a) for 2004, $581,000 in salary, $582,000 in bonus compensation and $4,000 in other compensation; and (b) for 2003, $342,000 in salary, $100,000 in bonus compensation and $2,000 in other compensation. Mr. Coppola was granted 250,000 options to purchase Common Stock in 2003 and 175,000 options in 2004.
(3) All Other Compensation consists of an automobile allowance of $1,500 per month from the Company.
(4)  Appointed Chief Operating Officer of the Company in July, 2002.
(5) Mr. Zaref was appointed Chief Financial Officer of the Company on January 1, 2004.
(6) Appointed President, Sales in May 2003 and Co-Chief Operating Officer in April 2005.
(7) All Other Compensation consisted of Company contributions to the employee Savings and Profit-Sharing Plan.

     The following two tables provide information on stock option grants made to the Named Executive Officers in 2004, options exercised during 2004 and options outstanding on December 31, 2004.

                        OPTION GRANTS IN FISCAL YEAR 2004


                                         Individual Grants
                        ----------------------------------------------------------------------------------------
                                                                                   Potential Realizable Value at
                                                                                  Assumed Annual Rates of Stock
                        Securities       % of Total                                Price Appreciation for Option
                        Underlying    Options Granted Exercise or                               Term
                          Options     to Employees in  Base Price   Expiration    ------------------------------
    Name                 Granted (#)   Fiscal Year (3) ($/Share)       Date            5% ($)           10% ($)
    ----                ------------  --------------- -----------   ----------    ------------------------------
Norman J. Pattiz          50,000            3.6%         23.16       12/01/14       $  728,260     $  1,845,554
Shane Coppola            175,000(1)        12.8%         20.50       10/05/14        2,256,159        5,717,551
Andrew Zaref              50,000(2)         3.6%         30.97        4/05/14          973,843        2,467,910
Andrew Zaref              75,000(1)         5.5%         20.50       10/05/14          966,925        2,450,379
Charles I. Bortnick       75,000(1)         5.5%         20.50       10/05/14          966,925        2,450,379
Peter Kosann              75,000(1)         5.5%         20.50       10/05/14          966,925        2,450,379

---------------------------

(1) These options were granted under the 1999 Plan on October 5, 2004 and become exercisable 20% per year on each anniversary date between 2005 and 2009.
(2) These options were granted under the 1999 Plan on April 5, 2004 and become exercisable 20% per year on each anniversary date between 2005 and 2009.
(3) Percentage calculations exclude the impact of a mandatory grant of 100,000 options at $26.96 per share on May 13, 2004 (10,000 each to Messrs. Dennis, Greenberg, Herdman, Hollander, Holt, Lerman, Miles, Smith and Suleman and Ms. Hummer) which in accordance with the terms of the 1999 Plan, become exercisable 20% per year on each May 13 between 2005 and 2009.

                                          AGGREGATED OPTION EXERCISES IN FISCAL 2004
                                              AND FISCAL YEAR END OPTION VALUES



                                                                 Number of Securities
                             Shares                                  Underlying                      Value of Unexercised,
                            Acquired            Value            Unexercised Options                 In-the-Money Options
    Name                  On Exercise (#)     Realized ($)         at Fiscal Year End (#)          at Fiscal Year End ($) (1)
    ----                  ---------------     ------------     ------------------------------    ------------------------------
                                                               Exercisable      Unexercisable    Exercisable      Unexercisable
                                                               -----------      -------------    -----------      -------------
Norman J. Pattiz                 --               --             322,000            90,000        4,019,380         188,500

Shane Coppola                    --               --             230,000           420,000          939,600       1,389,550

Charles I. Bortnick              --               --             215,000           210,000          939,600         746,550

Peter Kosann                     --               --             117,000           192,000          219,740         581,290

Andrew Zaref                     --               --                --             125,000           --             482,250


(1) On December 31, 2004, the closing per share price for the Company's Common Stock on the NYSE was $26.93.

                      Equity Compensation Plan Information

     The following table contains information regarding equity compensation plans and warrants issued to Infinity under the Management Agreement as of December 31, 2004:



                                      Number of securities to be
                                       issued upon exercise of      Weighted average exercise       Number of securities
                                         outstanding options,          price of outstanding        remaining available for
       Plan Category                    warrants and rights       options, warrants and rights        future issuance
       -------------                    -------------------       ----------------------------        ---------------

Equity compensation plans
approved by security holders
   Options (1)                                 7,996,018                      $24.90                       600,345
   Warrants (2)                                4,500,000                       49.44                         N/A

Equity compensation plans not
approved by security holders                      -                              -                            -
                                              ----------                                                   -------
Total                                         12,496,018                                                   600,345
                                              ==========                                                   =======


(1) Options included herein were granted or are available for grant as part of the Company's 1989 Plan and/or 1999 Plan that were approved by shareholders of the Company. The Company's 1999 Plan provides for mandatory grants of options to members of the Company's Board of Directors on an annual basis. The Compensation Committee of the Board of Directors approves periodic option grants to executive officers and other employees based on their contributions to the operations of the Company.

(2) Warrants included herein were granted to Infinity in conjunction with the Management Agreement, and were approved by shareholders of the Company on May 29, 2002. None of the warrants included herein constitute compensation to individual employees, directors, consultants or officers of the Company. Of the seven warrants issued, two warrants to purchase an aggregate of 2,000,000 shares of Common Stock each have an exercise price of $43.11 and $48.36, respectively, and become exercisable only if the average price of the Company's Common Stock reaches a price of $64.67 and $77.38, respectively, for at least 20 out of 30 consecutive trading days for any period throughout the ten year term of the warrants. Of the remaining five warrants to purchase an aggregate of 2,500,000 shares of Common Stock, the exercise price for each of the five warrants is equal to $38.87, $44.70, $51.40, $59.11 and $67.98, respectively. The five warrants have a term of 10 years (only if they become exercisable) and become exercisable on January 2, 2005, 2006, 2007, 2008 and 2009, respectively. However, in order for the warrants to become exercisable, the average price of the Company's Common Stock for each of the 15 trading days prior to January 2 of such year (commencing on January 2, 2005 with respect to the first 500,000 warrant tranche and each January 2 thereafter for each of the remaining four warrants) must be at least equal to both the exercise price of the warrant and 120% of the corresponding prior year 15 day trading average. In the case of the $38.87 warrants, the Company's average stock price for the 15 trading days prior to January 2, 2005 must equal or exceed $40.56 for the warrants to become exercisable. The average stock price for the 15 trading days prior to January 2, 2005 did not equal or exceed $40.56, and therefore, this warrant did not become exercisable.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The performance graph below compares the performance of the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Media Industry Index for the Company's last five and ten calendar years. The graph assumes that $100 was invested in the Company's Common Stock and each index on December 31, 1999 and December 31, 1994.

     The following tables set forth the closing price of the Company's Common Stock at the end of each of the last five and ten calendar years.

                  FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

CUMULATIVE TOTAL RETURN
-----------------------

  Base Year                                1999       2000      2001       2002       2003       2004
                                           ----       ----      ----       ----       ----       ----

  Westwood One                             $100       $51       $79        $98        $90         $71
  DJ Equity Market                         $100       $91       $80        $62        $81         $91
  DJ Media Industry                        $100       $71       $65        $44        $58         $59
  Westwood One Closing Stock Price         $38.00     $19.31    $30.05     $37.36     $34.21      $26.93

                  TEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

CUMULATIVE TOTAL RETURN
-----------------------


Base Year                1994     1995    1996     1997      1998      1999      2000      2001     2002      2003      2004
                         ----     ----    ----     ----      ----      ----      ----      ----     ----      ----      ----

Westwood One             $100     $145    $171     $381      $313      $779      $396      $616     $766      $702      $552
DJ Equity Market         $100     $137    $167     $220      $274      $337      $306      $269     $210      $274      $307
DJ Media Industry        $100     $129    $146     $228      $294      $468      $330      $304     $208      $273      $278
Westwood One Closing
Stock Price              $4.88    $7.06   $8.31    $18.56    $15.25    $38.00    $19.31    $30.05   $37.36    $34.21    $26.93


                       PROPOSAL 1 - ELECTION OF DIRECTORS
                       ----------------------------------

     At the annual meeting, holders of Common Stock, voting alone, will elect the independent Class III directors and holders of Common Stock and Class B Stock, voting together, will elect the other Class III directors, for three-year terms, until their successors are elected and qualified. The Board of Directors has nominated Gerald Greenberg (independent director), Steven A. Lerman, Joel Hollander and Robert K. Herdman (independent director) to serve three-year terms ending in 2008. All nominees currently serve as Class III directors of the Company. Unless otherwise indicated on any proxy, the persons named as proxy voters on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board of Directors.

     The election of Messrs. Greenberg, Lerman, Hollander and Herdman will require the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting. With respect to the election of Messrs. Lerman and Hollander, the Common Stock and the Class B Stock vote together as a class. With respect to the election of Mr. Greenberg and Mr. Herdman, the Common Stock votes separately as a class and the Class B Stock is not entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF GERALD GREENBERG, STEVEN A. LERMAN, JOEL HOLLANDER AND ROBERT K. HERDMAN AS CLASS III DIRECTORS.

                PROPOSAL 2 - SELECTION OF INDEPENDENT ACCOUNTANTS
                -------------------------------------------------

     Action will be taken at the annual meeting to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has been the independent accountants of the Company since 1984. The Company knows of no direct or material indirect financial interest of PricewaterhouseCoopers LLP in the Company or of any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

Representation of Independent Accountants at Annual Meeting

     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the Common Stock and Class B Stock, voting together as a single class, represented in person or by proxy at the annual meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

  PROPOSAL 3 - APPROVAL OF THE WESTWOOD ONE, INC. 2005 EQUITY COMPENSATION PLAN
  -----------------------------------------------------------------------------
     The Board of  Directors  of the Company  unanimously  has  approved  and is submitting for shareholder approval the Westwood One, Inc. 2005 Equity Compensation Plan (the "2005 Plan"). The text of the 2005 Plan appears at the end of this proxy statement as Annex A. The following description of the 2005 Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the 2005 Plan.

     On March 15, 2005, the Board of Directors approved the 2005 Plan, subject to shareholder approval. The following description of the 2005 Plan is a summary of its material provisions and is qualified in its entirety by reference to the 2005 Plan.

     Under this proposal, the Company is seeking shareholder approval of the 2005 Plan because the 1999 Plan, while not expiring until March 31, 2009, has only limited shares available under it. As a result, the Board of Directors approved the 2005 Plan to replace the 1999 Plan, subject to the approval of our shareholders. Upon approval of the 2005 Plan, no additional grants will be made under the 1999 Plan other than shares that become available for issuance if an award granted thereunder expires, is canceled or otherwise terminates without being exercised.

     The purpose of the 2005 Plan is to enable Westwood to offer employees, consultants, officers and non-employee directors equity based and cash awards. We believe this will help us attract, retain and reward our employees, consultants, officers and non-employee directors, and strengthen the mutuality of interests between such individuals and Westwood's shareholders.

Administration

     The 2005 Plan will be administered by the Compensation Committee (or such other committee or subcommittee to which the Compensation Committee has delegated any authority), which consists of two or more non-employee directors, each of whom is intended to be a non-employee director under Rule 16b-3 under the Exchange Act, an outside director under Section 162(m) of the Code and an independent director for purposes of the NYSE rules (the "Committee"). With respect to the application of the 2005 Plan to non-employee directors, the Committee is the Board of Directors.

     The Committee has the authority to establish the terms and conditions of individual awards, which will be set forth in written agreements consistent with the 2005 Plan. Awards under the 2005 Plan may not be made on or after the 10year anniversary of the date the 2005 Plan is approved by shareholders, but awards granted prior to such date may extend beyond that date.

Eligibility and Types of Awards

     Under the 2005 Plan, employees, consultants, officers and non-employee directors of Westwood and its affiliates are eligible to receive the following types of discretionary awards: stock options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance-based awards and any other rights or interests relating to Westwood common stock (including deferred stock units and dividend equivalent rights). Eligibility for awards under the 2005 Plan is determined by the Committee, in its sole discretion.

Available Shares

     A maximum of 9,200,000 shares of Common Stock may be issued or used for reference purposes under the 2005 Plan. For purposes of this limit, each share of Common Stock issued pursuant to an award of restricted stock, performance-based awards, restricted stock units or deferred stock units will count as three shares.

     The maximum number of shares subject to an option, stock appreciation right or any equity-based award that is intended to be "performance-based compensation" within the meaning of Section 162(m) of the Code that may be granted to an individual during any three year period cannot exceed 1,500,000, of which up to 500,000 may be used for restricted stock, restricted stock units and equity-based performance awards that are intended to be "performance-based compensation." With respect to non-equity based performance awards settled in cash that are intended to be "performance-based compensation," the maximum amount that may be paid to a participant during each fiscal year with respect to such awards is $5,000,000.

     The Committee may, in accordance with the terms of the 2005 Plan, make appropriate adjustments to the number of shares available for the grant of awards and the terms of outstanding awards to reflect any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure.

Awards under the 2005 Plan

     Stock Options. Options may be in the form of incentive stock options ("ISOs") or non-qualified stock options, but options granted to non-employee directors and employees of its subsidiaries that do not qualify as a "subsidiary corporation" (within the meaning of Section 424 of the Code) may only be non-qualified stock options. The Committee will determine the number of shares subject to each option, the term of each option (which may not exceed 10 years, or five years in the case of an ISO granted to a 10% shareholder), the exercise price, and the other material terms of each option. No option may have an exercise price less than the fair market value of Common Stock at the time of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value).

     Unless otherwise determined at grant, options granted to an employee or consultant are subject to the following terms: (i) the options vest in accordance with the vesting schedule determined by the Committee; and (ii) all then vested options remain exercisable as follows, subject to the original stated term of the option: (1) three years in the event of retirement; (2) one year in the event of death (in which case the participant's estate or legal representative may exercise such option); or (3) three months for any other termination (other than for cause).

     Unless otherwise determined at grant, options granted to a non-employee director are subject to the following terms: (i) options vest one-third on each anniversary of the grant date if the participant remains a director on each applicable vesting date; (ii) all outstanding options immediately vest upon retirement, failure to be re-elected or death; and (iii) all then vested options remain exercisable as follows, subject to the original stated term of the option: (1) five years in the event of retirement; or (2) one year in the event of death (in which case the participant's estate or legal representative may exercise such option), voluntary resignation that is not considered retirement or failure to be re-elected.

     Upon a participant's termination for cause, all outstanding options (whether vested or unvested) terminate.

     Upon the exercise of an option, the optionholder must make payment of the full exercise price, either: (i) in cash, check, bank draft or money order; (ii) to the extent permitted by law and the Committee, through the delivery of irrevocable instructions to a broker reasonably acceptable to Westwood to deliver promptly an amount equal to the aggregate purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of options or payment in shares of Westwood stock that have been owned by the optionholder for a period of time as may be required by applicable accounting standards to avoid a charge to Westwood's earnings).

     Stock Appreciation Rights ("SARs"). A SAR is a right to receive a payment either in cash, Common Stock and/or other property equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share of the SAR. The Committee will determine the terms and conditions of SARs at the time of grant, but, generally, SARs will be subject to the same terms and conditions as stock options (as described above).

     Restricted Stock. Restricted stock may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under
Section 162(m) of the Code), as determined by the Committee at grant. Restricted stock may also be granted based upon the attainment of performance goals. Restricted stock may be granted for no cash consideration or for such minimum consideration as may be required by applicable law. Unless otherwise determined by the Committee at grant, upon a participant's termination all unvested restricted stock will be forfeited.

     Restricted Stock Units. A restricted stock unit is a unit of measurement equivalent to one share of Common Stock that becomes nonforfeitable upon satisfying certain terms and conditions, as determined by the Committee. A restricted stock unit does not have any of the attendant rights of a shareholder, except it may have certain dividend rights as specified in the grant. A restricted stock unit may be distributed in Common Stock, cash and/or other property as determined by the Committee. Restricted stock units may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Committee at grant. Restricted stock units may also be granted based upon the attainment of performance goals and may be granted for no cash consideration or for such minimum consideration as may be required by applicable law. Unless otherwise determined by the Committee at grant, restricted stock units will have a vesting period of not less than one year.

     To the extent permitted by the Committee, a participant may elect to defer the payment of restricted stock units in a manner that complies with Section 409A of the Code.

     Performance Awards. A performance award is a right to receive Common Stock, cash and/or other property based upon the attainment of performance goals (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the
Code), as determined by the Committee.

     Unless otherwise determined by the Committee, the grant, vesting and/or exercisablity of performance awards is subject to the attainment of performance goals. The Committee may adjust the performance goals as a result of certain corporate events or changes in accounting standards.

     Other Awards. The 2005 Plan authorizes the Committee to grant other rights or interests relating to shares of Common Stock (including, deferred stock units and dividend equivalent rights).

     Deferrals. The Committee may permit any participant under the 2005 Plan to defer the payment or vesting of any award subject to the terms and conditions imposed by the Committee. The Committee may also permit non-employee directors to defer all or a portion of their compensation in the form of deferred shares under the 2005 Plan. To the extent applicable, any such deferral will be structured in a manner to comply with Section 409A of the Code.

Performance Goals

     As noted above, performance-based awards granted under the 2005 Plan that are intended to satisfy the performance-based compensation exception under
Section 162(m) of the Code will be granted or vest based on attainment of specified performance goals established by the Committee. These performance goals will be based on one or more of the following criteria selected by the
Committee: (i) enterprise value or value creation targets; (ii) operating income before depreciation and amortization; (iii) operating income; (iv) free cash flow; (v) net income; (vi) net income per share; (vii) revenues; (viii) earnings per share; (ix) total shareholder return; (x) return on equity; (xi) share price; (xii) return in excess of cost of capital; (xiii) profit in excess of cost of capital; (xiv) return on assets; (xv) return on invested capital; or
(xvi) operating margin, or any combination thereof, or in reference to other companies or indices.

Change in Control

     Unless otherwise determined by the Committee at grant, upon a termination of employment or consultancy without "cause" within 24 months after a change in control of Westwood (as defined in the 2005 Plan), all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become fully vested and immediately exercisable in their entirety. Unless otherwise determined by the Committee at grant, any outstanding awards granted to a non-employee director will immediately vest upon a change in control without regard to a termination of directorship.

     In its sole discretion, the Committee may provide that each option or SAR will, upon the change in control, be cancelled in exchange for a cash payment equal to the amount by which the per share price paid in the applicable transaction for Westwood common stock exceeds the purchase price per award.

     In the event of a merger or consolidation in which Westwood is not the surviving corporation or in the event of a transaction that results in the acquisition of substantially all of Westwood's common stock or assets, the Committee may elect to terminate all outstanding and unexercised awards; provided, that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each such participant will have the right to exercise all of his or her awards in full (without regard to any restrictions on exercisability).


Amendment and Termination

     The Committee may amend, suspend or terminate the 2005 Plan at any time, provided that no such action will be made in certain circumstances when shareholder approval or participant consent is required as provided in the Plan.

Nontransferability

     Awards granted under the 2005 Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Committee may permit transferability on a general or specific basis.

Material U.S. Federal Income Tax Consequences

     The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2005 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

     THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK.

     Incentive Stock Options. Under current federal income tax laws, the grant or exercise of an ISO generally has no income tax consequences for the optionee or Westwood. However, the amount by which the fair market value of the common stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item for purposes of alternative minimum tax.

     The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

     The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of Westwood (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted, or (ii) within one year after the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss (depending on the applicable holding period). Westwood will not be entitled to a tax deduction upon the exercise of an ISO, nor upon a subsequent disposition of the shares, unless the disposition occurs prior to the expiration of the holding period described above.

     In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the fair market value of the common stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of either holding period described above, Westwood will be entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

     Non-Qualified Stock Options. In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and Westwood will not receive a deduction at the time of such grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the common stock. Westwood will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

     Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in its taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a company's chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to shareholders in its proxy statement under the Exchange Act. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on preestablished performance goals established by a compensation committee that is comprised solely of two or more "outside directors", is not considered in determining whether a "covered employee's" compensation exceeds $l,000,000. It is intended that certain awards under the 2005 Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a "covered employee's" compensation for the purpose of determining whether such individual's compensation exceeds $1,000,000.

     Parachute Payments. In the event that the payment of any award under the 2005 Plan is accelerated because of a change in ownership (as defined in Code
Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to Westwood and the participant would be subject to a 20% excise tax on such portion of the payment.

Future Plan Awards

     Because future awards under the 2005 Plan will be based upon prospective factors including the nature of services to be rendered and a recipient's potential contributions to the success of Westwood, actual awards cannot be determined at this time.

     The last reported sales price for Common Stock as reported on the NYSE on April 19, 2005 was $19.71 per share.

Vote Required

The affirmative vote of a majority of the votes cast by Westwood's shareholders in person or represented by proxy and entitled to vote on the 2005 Plan at the Westwood annual meeting is required to approve this Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2005 EQUITY COMPENSATION PLAN.

                                  OTHER MATTERS

The Board of Directors does not intend to bring other matters before the meeting except items required to conduct the meeting. In addition, the Company has not received notice from any shareholder of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes will vote in accordance with their best judgment.

                                  SOLICITATION

     The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of Common Stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities. MacKenzie Partners may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request banks, brokers and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay MacKenzie Partners a fee estimated not to exceed $3,500, plus reimbursement for expenses.

                         SHAREHOLDER PROPOSALS FOR 2006

     Under the rules of the SEC, any shareholder proposal intended for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 2006 must be received by the Company by December 31, 2005 to be eligible for inclusion in such proxy material. Proposals should be addressed to Andrew Zaref, Executive Vice President and Chief Financial Officer, Westwood One, Inc., 40 West 57th Street, 5th Floor, New York, NY 10019. Proposals must comply with the proxy rules of the SEC relating to shareholder proposals in order to be included in the proxy materials. Additionally, the Company's proxy holders for the Company's 2006 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal that is presented at such annual meeting but that is not included in the Company's proxy materials, unless notice of such proposal is received by the Secretary of the Company on or before March 30, 2006.


                                              By Order of the Board of Directors



                                              /S/ DAVID HILLMAN
                                              -----------------
                                              David Hillman
                                              Assistant Secretary


New York, New York
April 29, 2005
                      Westwood One, Inc. 2005 Equity Compensation Plan

SECTION 1. PURPOSE The purpose of the Westwood One, Inc. 2005 Equity Compensation Plan (the "Plan") is to furnish a material incentive to Employees, officers, Consultants and Directors of the Company or an Affiliate and by making available to them the benefits of common stock ownership in the Company through stock options and other awards. It is believed that these increased incentives stimulate the efforts and continued success of the Company and its affiliates, as well as assist in the recruitment of Employees, Consultants, Directors and officers of the Company or an Affiliate.

SECTION 2. DEFINITIONS As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (d) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.
(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit, or any other right, interest or option relating to Shares (including, without limitation, deferred stock units and dividend equivalent rights), as determined by the Committee. The Committee may, in its discretion, permit a Participant to defer the payment or vesting of any Award solely to the extent permitted by
     Section 409A of the Code.
(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.
(d)  "Board" shall mean the Board of Directors of the Company.
(e)  "Cause"  shall  mean  with  respect  to  a  Participant's   Termination  of
     Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a Participant's dishonesty, fraud, moral turpitude or willful misconduct, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant's Termination of Directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
(f) "Change in Control" shall mean the occurrence of any of the following:(i) the acquisition by any Person (as hereinafter defined) of 35% or more of the outstanding Shares (the "Outstanding Company Stock") (other than an acquisition by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control within the Company or other than a Non-Qualifying Business Combination (as defined below)); (ii) individuals who, as of the Effective Date constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board provided that, for purposes of this Section, any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership (as defined below) of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination, including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Surviving Entity"), in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be a "Non-Qualifying Business Combination");
     (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) the consummation of any other transaction involving a significant issuance of the Company's securities, a change in the composition of the Board or other material event that the Board determines to be a Change in Control for purposes of this Section.

     Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change in Control shall be deemed to have occurred if (1) a Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control and which proposal (including any modifications thereof) is ultimately successful, (2) the Participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (1) above; or (3) to the extent Section 409A of the Code is applicable, such event is not considered to be a "Change in Control Event" for purposes of Section 409A of the Code.

     For purposes of this definition of Change in Control, "Person" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) or any other entity, and "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.
(g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(h) "Committee" shall mean the Compensation Committee of the Board or such other persons or committee (or subcommittee) to which it has delegated any authority under this Plan, as may be appropriate. The Committee shall consist of two or more directors each of whom shall qualify as: (i) a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act;
     (ii) an "outside  director" for purposes of Section 162(m) of the Code; and
     (iii) an "independent director" for purposes of Section 303A of the New York Stock Exchange Listed Company Manual or such other applicable stock exchange rules. Notwithstanding anything herein, the Board shall act as the Committee under this Plan with respect to any grants of Awards to Directors.
(i) "Consultant" means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate, which are not in connection with the offer and sale of securities in a capital-raising transaction.
(j)  "Company" shall mean Westwood One, Inc., a Delaware corporation.
(k)  "Covered  Employee" shall mean a "covered  employee"  within the meaning of
     Section 162(m)(3) of the Code, or any successor provision thereto.
(l) "Director" shall mean a member of the Board of the Company or any of its Affiliates who is not an employee of the Company or any Affiliate.
(m) "Effective Date" shall mean the date the Plan is approved by the Company's stockholders in accordance with applicable law. (n) "Employee" shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company.
(o)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
(p) "Fair Market Value" shall mean, with respect to Shares, as of any date, the last sales price reported for the Shares on the applicable date as reported on the New York Stock Exchange for that date or, if no prices are reported for that date, the last sales price reported on the next date for which such prices were reported, unless otherwise determined by the Committee. For purposes of the exercise of any Stock Appreciation Right the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the New York Stock Exchange is open, the last sales price reported on the next date for which such prices were reported.
(q) "Incentive Stock Option" shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(r)  "Nonqualified  Stock  Option"  shall mean  either an Option  granted  under
     Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.
(s) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
(t) "Parent" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code. (u) "Participant" shall mean an Employee, an officer of the Company or an Affiliate, Consultant or Director who is selected by the Committee from time to time in their sole discretion to receive an Award under the Plan.
(v) "Performance Award" shall mean any Award of Performance Shares granted under the Plan which has performance criteria. (w) "Performance Goal" shall have the meaning set forth in Section 11.
(x) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
(y) "Performance Share" shall mean any grant pursuant to Section 11 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(z) "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(aa) "Retirement" shall mean: (i) with respect to an Employee or an officer of the Company or an Affiliate, any combination of an Employee's or officer's age and years of continuous service with the Company or an Affiliate that is greater than 70 or such other date as approved by the Committee; or (ii) with respect to a Director, the failure to stand for reelection or the failure to be reelected after a Director has attained age 75 or five years of continuous service or such other date as approved by the Committee.
(bb) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends or performance restriction), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(cc) "Restricted  Stock  Award"  shall mean an award of  Restricted  Stock under
     Section 7. (dd)  "Restricted  Stock Unit" shall mean an award under Section
     9. (ee) "Section 162(m) Performance Goals" shall have the meaning set forth in Section 11. (ff) "Shares" shall mean the shares of common stock of the Company.
(dd) "Restricted Stock Unit" shall mean an award under Section 9.
(ee) "Section  162(m)  Performance  Goals"  shall have the  meaning set forth in
     Section 11.
(ff) "Shares" shall mean the shares of common stock of the Company.
(gg) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 8 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in connection with an adjustment provided in Section 4, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
(hh) "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
(ii) "Ten Percent Stockholder" shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its Parent.
(jj) "Termination" shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, the Committee may otherwise define Termination in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination thereafter.
(kk) "Termination of Consultancy" shall mean that the Consultant is no longer acting as a consultant to the Company or an Affiliate, except that if the Consultant becomes an Employee, a Director or officer of the Company or an Affiliate upon the termination of his or her consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, a Director or officer of the Company or an Affiliate.
(ll) "Termination of Directorship" shall mean that the Director is no longer acting as a director of the Company or an Affiliate; except that if the Director becomes an Employee, officer of the Company or an Affiliate or a Consultant upon the termination of his or her directorship, unless otherwise determined by the Committee, no Termination of Directorship shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, officer of the Company or an Affiliate or a Director.
(mm) "Termination of Employment" shall mean a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates, except that if the Employee becomes a Consultant, an officer of the Company or an Affiliate or a Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as Eligible Employee is no longer an Employee, officer of the Company or an Affiliate, a Consultant or a Director.

SECTION 3. ADMINISTRATION

The Committee shall administer the Plan. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees, officers of the Company or an Affiliate, Consultants and Directors to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;
(e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant in accordance with Code Section 409A; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards granted to Participants who are subject to Section 16 of the Exchange Act. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

The Committee shall be authorized to make adjustments in Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. Except as provided in Section 11, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 of the Exchange Act and Sections 162(m) and 409A of the Code and, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

The Committee may include in any Award Agreement restrictions and conditions that provide for the forfeiture of any Award or permits the Company to recover amounts from Participants who engage in detrimental activity (as defined in the Award Agreement).

SECTION 4. SHARES SUBJECT TO THE PLAN

Subject to adjustment, 9,200,000 Shares shall be authorized for issuance of Awards granted under the Plan. For purposes of determining the Share reserve under this Section 4, each Share issued pursuant to an Award of Restricted Stock, Performance Awards, Restricted Stock Units or deferred stock units shall count as three Shares.

Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

The maximum number of Shares subject to any Option, Stock Appreciation Right or any equity-based Award that is intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code that may be granted to each Participant shall not exceed 1,500,000 Shares (subject to adjustment as provided below) during any three year period, of which up to 500,000 (subject to adjustment as provided below) may be used for Restricted Stock, Restricted Stock Units, deferred stock units and equity-based Performance Awards that are intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. With respect to non-equity based Performance Awards settled in cash that are intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the maximum amount that may be paid to each Participant during each fiscal year of the Company with respect to such Awards is $5,000,000.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h)(3) of the Code.

If an Award should expire, become forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased shares that are subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

SECTION 5. ELIGIBILITY

Awards may be granted to eligible Employees, officers of the Company or an Affiliate, Consultants and Directors, as determined by the Committee in its sole discretion. Incentive Stock Options may be granted only to Employees or officers of the Company, the Parent or a Subsidiary.

Each Option shall be designated in the Award Agreement either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess shall be treated as a separate Nonqualified Stock Option.

The Plan shall not confer upon any Participant any right with respect to continuation of employment, consulting or directorship relationship with the Company, nor shall it interfere in any way with such Participant's right or the Company's right to terminate his or her employment, consulting or director relationship at any time, with or without cause.

Awards shall not be granted in a manner which would be considered a repricing without stockholder approval.

SECTION 6.  STOCK OPTIONS

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

The Option price per Share shall be determined by the Committee on the date of grant, but shall not be not less than the Fair Market Value of the Shares on the date the Option is granted; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the Option price per Share shall be no less than 110% of the Fair Market Value of the Shares on the date the Option is granted. The Award Agreement shall state the number of Shares subject to the Option and the vesting term, as determined by the Committee. The exercisability period for Incentive Stock Options shall not exceed ten years from the grant date, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years. A Nonqualified Stock Option may be exercisable for a period of up to ten years. Subject to Section 11, the Committee may in its discretion make any Options exercisable.

All Options shall terminate upon their expiration, their surrender, upon breach by the Participant of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

Options shall be exercisable only to the extent the Participant is vested therein, subject to any restriction that the Committee shall determine and be specified in the Award Agreement. Unless otherwise determined by the Committee, an Option will be deemed exercised by the Participant, or in the event of death, an option shall be deemed exercised by the estate of the Participant, or by a person who acquired the right to exercise such option by bequest or inheritance, upon delivery of (i) a written notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the Option price as follows: (1) in cash or by check, bank draft or money order payable to the order of the Company; (2) solely to the extent permitted by applicable law, if the Common Stock is traded on the New York Stock Exchange, any other national securities exchange, the Nasdaq Stock Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (3) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options or by payment in full or in part in the form of Shares owned by the Participant for a period of at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company's earnings as reported in the Company's financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

Except as otherwise provided herein or unless otherwise determined by the Committee at grant, Options that are not vested as of the date of a

Participant's Termination for any reason shall terminate and expire as of the date of such Termination. The Option shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued hereunder with respect to Incentive Stock Options.

Unless otherwise determined by the Committee at grant, all Options granted to a Participant (other than a Director) will vest in accordance with the vesting schedule provided in the Award Agreement, and upon such Participant's Termination, all then vested Options will remain exercisable as follows, subject to the original stated term of the Option (i) three years in the event of Retirement; (ii) one year in the event of the Participant's death (in which case the Participant's estate or legal representative may exercise such Option); or
(iii) three months for any other Termination (other than for Cause).

Unless otherwise determined by the Committee at grant, all Options granted to a Director shall vest as follows: (i) one-third on each anniversary of the grant date, provided that the Participant remains a Director on each applicable vesting date; and (ii) all outstanding Options shall immediately vest upon Retirement, failure to be re-elected or death.

Unless otherwise determined by the Committee at grant, upon a Director's Termination all then vested Options shall remain exercisable as follows, subject to the original stated term of the Option: (i) five years in the event of the Retirement of a Director; or (ii) one year in the event of the Participant's death (in which case the Participant's estate or legal representative may exercise such Option), voluntary resignation that is not considered Retirement or failure to be re-elected.

To the extent that the Participant was not entitled to exercise the Option at the date of such Termination, or if Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

Unless otherwise determined by the Committee at grant, in the event of a Termination for Cause, all outstanding Options (whether vested or unvested) shall immediately terminate upon such Termination.

SECTION 7. RESTRICTED STOCK

A Restricted Stock Award shall be subject to restrictions (if any) imposed by the Committee at the time of grant for a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Restricted Stock grant shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

Except as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restriction Period, including the right to receive or reinvest dividends with respect to such Shares (which may be subject to the same restrictions as the Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.

During the Restriction Period, the recipient of such Award shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

The Restricted Stock Award Agreement shall contain such other terms, provisions and conditions, not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Award Agreement need not be the same with respect to each purchaser

The Committee shall establish the vesting schedule (if any) applicable to Restricted Stock granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Stock and/or any applicable Performance Goal (as defined in Section
11) requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Award Agreement. The Committee may also condition the grant of Restricted Stock upon the attainment of Performance Goals. Any Restricted Stock Award that is intended to comply with the "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.

Unless  otherwise  determined  by the Committee at grant,  upon a  Participant's
Termination  for  any  reason  during  the  Restriction   Period,  all  unvested
Restricted Stock shall be forfeited.

SECTION 8. STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted hereunder to any Participant, either alone ("freestanding") or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall be exercisable only at such time and to the extent of the related Option and shall terminate and no longer be exercisable upon the Termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until and then only to the extent the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock
Appreciation Right. The Committee may impose such terms and conditions or restrictions on the grant of any Stock Appreciation Right, as it shall deem advisable or appropriate; provided that a freestanding Stock Appreciation Right shall not have an exercise price less than Fair Market Value of a Share on the date of grant or a term of greater than ten years. Any Stock Appreciation Right that is settled in any form other than Shares shall comply with Section 409A of the Code.

SECTION 9.  RESTRICTED STOCK UNITS

Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall determine the conditions and restrictions related to the Award, including the Restricted Unit Period (as defined below) applicable to the Award, the imposition, if any, of any performance--based condition (including attainment of Performance Goals) or other restriction on the Award, the number of Restricted Stock Units, which shall be set forth in an Award Agreement.

With respect to an Award of Restricted Stock Units, which becomes nonforfeitable due to the lapse of time, the Committee shall prescribe in the Award Agreement, the period in which such Restricted Stock Unit becomes nonforfeitable (the "Restricted Unit Period"). Notwithstanding any provision to the contrary, the Restricted Stock Unit, which becomes nonforfeitable due to the satisfaction of certain pre-established performance-based objectives or any other conditions imposed by the Committee, the measurement date of whether such performance-based objectives or other conditions have been satisfied shall be a date no earlier than the first anniversary of the date of the award.

The Committee may also condition the grant of Restricted Stock Units upon the attainment of Performance Goals. Any Restricted Stock Unit Award that is intended to comply with the "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.

A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Awards provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.

Awards that are valued by reference to, or are otherwise based on, Shares may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and Restricted Stock Units shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Restricted Stock Units may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the

Employees, officers of the Company or an Affiliate, Directors or Consultants to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any Restricted Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Restricted Stock Unit Awards granted under the Plan shall have a vesting period of not less than one year.

Solely to the extent permitted by the Committee and pursuant to Section 409A of the Code, a Participant may elect to defer the payment of Restricted Stock Units in a manner that complies with Section 409A of the Code, as determined by the Committee in its sole discretion.

Shares subject to Awards granted under this Section 9 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. To the extent applicable, Restricted Stock Units shall comply with Section 409A of the Code.

SECTION 10.  FURTHER ELECTIONS

Each Director may elect to have all or any portion of their director compensation (as determined by the Committee) to be received in the form of deferred Shares at the discretion of the Committee. Such election must be made in writing subject to the rules prescribed by the Committee, which shall comply with Section 409A of the Code. If a Participant elects to receive deferred Shares, the Company on account will hold such Shares for the Participant and the deferred Shares will be maintained on behalf of the Director until Termination or such other period the Participant may have elected in accordance with Section 409A of the Code. The period of deferral will be for a minimum of one year. During the deferral period, the Participant will have no right to transfer any rights under his or her deferred Shares and will have no other rights of ownership therein. Any election that does not comply with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code as determined by the Committee and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

SECTION 11. PERFORMANCE AWARDS

Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee or officer of the Company or an Affiliate is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 13.

Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals (the "Section 162(m) Performance Goals"): enterprise value or value creation targets of the Company, Operating Income before Depreciation and Amortization, Operating Income, Free Cash Flow, Net Income, Net Income Per Share, Revenues, earnings per share, total shareholder return, return on equity, share price, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, operating margin, or any combination thereof, or in reference to other companies or indices. In addition, for any Awards not intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the "Performance Goals"). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, or measured relative to selected peer companies or a market index.

The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code in any manner that would adversely affect the treatment of such Award.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the

Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participant's Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section shall be conclusive and binding on all persons for all purposes.

SECTION 12. CHANGE IN CONTROL PROVISIONS

Unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, upon a Termination of a Participant (other than a Director) without Cause during the 24-month period following a Change in Control and upon a Change in Control with respect to a Participant who is a Director:

(i) any Options and Stock Appreciation Rights outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable;
(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;
(iii)all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and
(iv) the restrictions and deferral limitations and other conditions applicable to any Restricted Stock Units or other Awards shall immediately lapse, and any such Restricted Stock Units or other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee may, in its discretion, provide that each Option or Stock Appreciation Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the per share price paid in the applicable transaction for the Shares exceeds the purchase price per Award.

Notwithstanding any other provision of the Plan, in the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as an "Acquisition Event"), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this paragraph, then the other provisions of this Section 12 shall apply, as determined by the Committee.

SECTION 13. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines at the time, a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

If a Performance Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Section 162(m) Performance Goals.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13, as it may deem necessary or appropriate to ensure that such Awards qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code

Notwithstanding the foregoing, if any Award is intended to comply with the "performance based" compensation exception under Section 162(m)(4)(C) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Section 162(m) Performance Goals, the Committee shall establish such goals and the applicable number of Awards to be granted or the applicable vesting percentage of the Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Section 162(m)Performance Goals are substantially uncertain in accordance with Section 162(m) of the Code.

SECTION 14. AMENDMENTS AND TERMINATION

The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with applicable law or stock exchange rules (including without limitation, Section 162(m) of the Code, Section 422 of the Code with respect to Incentive Stock Options and New York Stock Exchange Rules), (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of at least a majority of the outstanding Shares with respect to any alteration or amendment to the Plan which increases the maximum number of Shares which may be issued under the Plan or the number of Shares which may be issued to any one Participant, extends the term of the Plan or of Awards granted hereunder, changes the eligibility criteria in Section 5, or reduces the exercise or purchase price of Awards below that is now provided for in the Plan. Notwithstanding the foregoing, the Committee may amend this Plan and any Award Agreement to comply with applicable law, including, without limitation, Section 409A of the Code and may amend any Award Agreement at any time without a Participant's consent.

The Committee may delegate to another committee (or subcommittee), as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee (or subcommittee) deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, granting Awards, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

SECTION 15. DIVIDENDS

Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

SECTION 16. GENERAL PROVISIONS

(a) The Committee shall determine and set forth in an Award Agreement the terms and conditions of each Award. Each Agreement (i) shall state the date of grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Award Agreements relating to an Award in a jurisdiction outside of the United States (i) to comply with the laws or such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Subsidiary, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.
(b) An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided that the Committee, in its sole discretion, may permit the donative transfer of any award under the Plan, other than an Incentive Stock Option, by the Participant subject to such terms and conditions as the Committee may establish.
(c) No Participant shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.
(d) No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
(e) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.
(f) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant's service at any time, with or without cause.
(g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(i) This Plan is intended to constitute an "unfunded" plan and nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
(j) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.
(k) Nothing contained in the Plan shall prevent the Committee or the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(l) Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.
(m) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(n) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or officers of the Company or an Affiliate employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or officers of the Company or an Affiliate on assignments outside their home country.
(o) If approved by the Committee in its sole discretion, an absence or leave of an Employee (or officer of the Company or an Affiliate) because of military or governmental service, disability or other reason shall not be considered an interruption of service for any purpose under the Plan.

SECTION 17. TERM OF PLAN

The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 14, provided that Awards granted prior to such anniversary may extend beyond such date.

SECTION 18. COMPLIANCE WITH SECTION 16

With respect to Participants subject to Section 16 of the Exchange Act ("Members"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.
                                      A-11

                                     PROXY

                               WESTWOOD ONE, INC.

    Proxy for 2005 Annual Meeting of Shareholders for Holders of Common Stock
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               WESTWOOD ONE, INC.

     The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the "Company"), hereby appoints Andrew Zaref and David Hillman as the undersigned's attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the 2005 Annual Meeting of Shareholders of the Company to be held on May 19, 2005 at 10:00 a.m., Pacific Time, in The Salon Royal II Meeting Room of the Wyndham Bel Age, 1020 North San Vicente Boulevard, West Hollywood, California 90069 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting.

If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of all nominees for directorship listed on the reverse side and FOR proposals 2 and 3.

     The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
-----------                                                         -----------
  SIDE                                                                SIDE

          X       Please mark votes as in this example.
        -----

The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated below by the shareholder. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1, 2 and 3 SHOWN BELOW. The Board of Directors recommends a vote FOR all nominees in Item 1, FOR Item 2 AND FOR Item 3.

1. Election of Class III Directors. Nominees: (01) Gerald Greenberg, (02) Steven A. Lerman, (03) Joel Hollander and (04) Robert K. Herdman


          -----  FOR ALL NOMINEES            -----    WITHHELD FROM ALL NOMINEES

          -----  FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


2.   Ratification  of  the  selection  of  PricewaterhouseCoopers   LLP  as  the
     independent accountants of the Company for the fiscal year ending December 31, 2005.

                  FOR               AGAINST          ABSTAIN

                 -----               -----            -----

3.  Approval of the 2005 Equity Compensation Plan.

                  FOR               AGAINST          ABSTAIN

                 -----               -----            -----



               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                             -----

               PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

               IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIG

Signature:              Date:             Signature:              Date:
          -------------      -------                -------------      -------

                                      PROXY

                               WESTWOOD ONE, INC.

   Proxy for 2005 Annual Meeting of Shareholders for Holders of Class B Stock
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               WESTWOOD ONE, INC.

     The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the "Company"), hereby appoints Andrew Zaref and David Hillman as the undersigned's attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the 2005 Annual Meeting of Shareholders of the Company to be held on May 19, 2005 at 10:00 a.m., Pacific Time, in The Salon Royal II Meeting Room of the Wyndham Bel Age, 1020 North San Vicente Boulevard, West Hollywood, California 90069 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Class B Stock of the Company that the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting.

If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of all nominees for directorship listed on the reverse side and FOR proposals 2 and 3.

     The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
-----------                                                         -----------
  SIDE                                                                SIDE

          X       Please mark votes as in this example.
        -----

The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated below by the shareholder. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN BELOW. The Board of Directors recommends a vote FOR all nominees in Item 1, FOR Item 2 AND FOR Item 3.

1.   Election of Class III Directors.
     Nominee: (01) Steven A. Lerman and (02) Joel Hollander


          -----  FOR THE NOMINEE           -----    WITHHELD FROM THE NOMINEE


2.   Ratification  of  the  selection  of  PricewaterhouseCoopers   LLP  as  the
     independent accountants of the Company for the fiscal year ending December 31, 2005.

                  FOR               AGAINST          ABSTAIN

                 -----               -----            -----

3.  Approval of the 2005 Equity Compensation Plan.

                  FOR               AGAINST          ABSTAIN

                 -----               -----            -----


               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                             -----

               PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

               IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.

Signature:              Date:             Signature:              Date:
          -------------      -------                -------------      -------